EXHIBIT 99.1

Investor Contacts:

Media Contact:

Evan Smith, CFA / Erica Pettit

Michael York

Financial Dynamics

Wehner & York, P.C.

212-850-5606 / 212-850-5614

703-476-8000

SFBC International Reports Second Quarter 2006 Financial Results

- - -

PharmaNet Delivers Strong Operating Results and Backlog Growth

PRINCETON, NJ, August 4, 2006 – SFBC International, Inc. (NASDAQ: SFCC), a provider of drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today reported its financial results for the second quarter ended June 30, 2006.

“The quarter’s results demonstrate the continued progress we are making in moving the organization forward and establishing a strong foundation for further growth,” commented Jeffrey P. McMullen, president and chief executive officer of SFBC International. “The continued strong performance of PharmaNet, our record backlog and our solid cash position, combined with the anticipated performance in our early stage business in the second half of 2006, give us confidence in the future operations and liquidity for the organization. In addition, the company has recently completed several important initiatives including the recent positive meeting with the United States Senate Finance Committee, the closing of our Florida operations, the resolution of the land-lease litigation in Miami and the extension of our debt covenants.”

Mr. McMullen added, “For the remainder of 2006, we will continue to strengthen the core business by establishing stronger and broader client relationships, improving the level of business for our continuing Early Clinical Development segment and further enhancing our core capabilities to build on our strong reputation and advance our position in the marketplace.”

Due to the Company’s decision to discontinue operations in Florida, all financial results in this release reflect the Company’s continuing operations only, unless otherwise stated. All results for 2005 have been reclassified to reflect discontinued operations. In addition, the Company intends to file a Form 12b-25, which will provide an extension of the deadline for filing the Company’s Form 10-Q to August 14, 2006, with the SEC.

Second Quarter Financial Results

Direct revenue for the second quarter of 2006 was approximately $72.8 million, an increase of 18% compared to approximately $61.7 million for the second quarter of 2005. Total net revenue for the second quarter of 2006 was approximately $96.6 million, which included reimbursed out-of-pocket expenses of approximately $23.8 million, a 13% increase over approximately $85.7 million, which included reimbursed out-of-pocket expenses of approximately $24.0 million, in the second quarter of 2005.

The Company recorded pre-tax, non-cash impairment charges related to the write-down of goodwill for the Company’s Clinical Pharmacology Services (“CPS”) unit in the second quarter of 2006 of approximately $7.9 million. While CPS contributed to earnings from operations for the first half of 2006, the outlook for the remainder of the year is significantly reduced because a large portion of CPS revenues were related to projects being conducted at the Company’s discontinued operations. All financial results and comparisons in this release include the impact of the impairment charges to be recognized for the second quarter of 2006.

The net loss from continuing operations for the second quarter of 2006 was approximately $3.7 million compared to net earnings from continuing operations of approximately $1.7 million for the second quarter of 2005.

The loss from discontinued operations, net of income taxes, was approximately $16.0 million for the second quarter of 2006 compared to income from discontinued operations, net of income taxes, of approximately $5.4 million in the prior year’s second quarter.  Additional detail regarding the Company’s discontinued operations is disclosed on the Company’s Form 8-K being filed simultaneously with this press release.

Net loss for the second quarter of 2006 was approximately $19.7 million, or $1.09 per basic and fully diluted share, compared to net earnings of $7.1 million, or $0.39 per basic share and $0.38 per fully diluted share, in the second quarter of 2005. These second quarter 2006 results include the impairment charge of $7.9 million described above, additional legal and other professional fees related to recent events of approximately $1.1 million, a non-recurring, non-cash charge of approximately $1.2 million related to the write-off of deferred financing costs, and non-cash amortization of acquisition-related intangible expenses of approximately $0.8 million. In addition, net loss in the second quarter of 2006 includes non-cash stock option expense of approximately $0.3 million in accordance with SFAS No. 123(R), Share-Based Payment, which the Company adopted as of January 1, 2006. Non-cash stock option expense is not included in net earnings for the second quarter of 2005. Because the Company had a loss for the second quarter of 2006, 139,237 dilutive equivalents have been excluded from the calculation of diluted earnings per common share, since they were antidilutive.

Segment Performance

SFBC’s Early-Phase Clinical Development and Laboratory Services segment (“Early Clinical Development”) primarily includes the areas of Phase I clinical trials and support services, bioanalytical laboratory services, and clinical laboratory services. SFBC’s Late-Phase Development Services segment (“Late Clinical Development”) consists of PharmaNet, which primarily conducts Phase II through IV clinical trials, data management and biostatistics, medical and scientific affairs, regulatory affairs and submissions, and provides software tools and services for use in clinical trials.

For the financial results provided below for the Early Clinical Development and Late Clinical Development segments, SFBC has excluded an allocation of corporate expenses related to certain selling, general and administrative (“S,G&A”) expenses of $6.3 million for the second quarter of 2006 and $3.0 million for the second quarter of 2005.

For the Early Clinical Development segment, SFBC recorded direct revenue, which does not include reimbursed out-of-pocket expenses, of approximately $23.5 million, or 32% of total direct revenue, in the second quarter 2006 compared to approximately $22.5 million, or 37%, in the second quarter 2005. The loss from continuing operations for Early Clinical Development was approximately $8.1 million, representing a (34.7)% operating margin on direct revenue and a non-GAAP operating margin of (33.9)%, for the second quarter 2006 compared to earnings from continuing operations of approximately $3.0 million, representing a 13.1% operating margin on direct revenue and a non-GAAP operating margin of 14.7%, for the second quarter 2005.

For the Late Clinical Development segment, SFBC recorded direct revenue, which does not include reimbursed out-of-pocket expenses, of approximately $49.4 million, or 68% of total direct revenue, in the second quarter 2006 compared to approximately $39.1 million, or 63%, in the first quarter 2005. Earnings from continuing operations for Late Clinical Development were approximately $7.8 million, representing a 15.8% operating margin on direct revenue and a non-GAAP operating margin of 17.0%, for the second quarter 2006 compared to approximately $4.0 million, representing a 10.2% operating margin on direct revenue and a non-GAAP operating margin of 11.5%, for the second quarter 2005.

At June 30, 2006, backlog for the Late Clinical Development segment was approximately $322.7 million, which was an increase of approximately 9%, from $295.1 million reported at March 31, 2006 and an increase of approximately 5%, from $307.8 million reported at June 30, 2005. Total backlog for the Company was approximately $353.5 million at June 30, 2006. Backlog consists of anticipated direct revenue from signed contracts and letters of intent that either have not started or are in process and have not been completed.

SFBC has provided the following summary of Early Clinical Development and Late Clinical Development segments, excluding the allocation of corporate expenses related to S,G&A expenses of $6,254,568 for the second quarter of 2006 and $2,952,946 for the second quarter of 2005. For SFBC’s Early Clinical Development and Late Clinical Development segments, the non-GAAP operating income and margins exclude the impact of amortization of intangibles.

Early Clinical Development Summary

	Quarter ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
Direct Revenues	$23,452,292	$22,512,528	$50,782,847	$46,043,090
GAAP operating (loss)/income	($8,132,752)	$2,955,882	($4,369,138)	$6,302,712
Amortization of intangibles	$182,431	$350,806	$421,113	$701,612
Non-GAAP operating (loss)/income	($7,950,321)	$3,306,688	($3,948,025)	$7,004,324
GAAP Operating Margin	(34.7)%	13.1%	(8.6)%	13.7%
Non-GAAP Operating Margin	(33.9)%	14.7%	(7.8)%	15.2%

Late Clinical Development Summary

	Quarter ended June 30,		Six Months ended June 30,
	2006	2005	2006	2005
Direct Revenues	$49,385,083	$39,145,949	$96,478,522	$75,120,034
GAAP operating (loss)/income	$7,821,640	$3,993,508	$15,434,509	$7,240,202
Amortization of intangibles	$574,600	$510,255	$1,149,600	$1,335,907
Non-GAAP operating (loss)/income	$8,396,240	$4,503,763	$16,584,109	$8,576,109
GAAP Operating Margin	15.8%	10.2%	16.0%	9.6%
Non-GAAP Operating Margin	17.0%	11.5%	17.2%	11.4%

Other Financial Information

Net days sales outstanding (“DSOs”) for continuing operations, which includes accounts receivable and unbilled services less current and long-term advanced billings, was 14 days at June 30, 2006 compared to 17 days at March 31, 2006 and 36 days at June 30, 2005.

SFBC reported an increase of approximately $21.4 million in cash, cash equivalents, and investments in marketable securities in the second quarter to approximately $60.3 million at June 30, 2006 from approximately $38.8 million at December 31, 2005.  Approximately $43.6 million of this amount would be subject to a repatriation tax of approximately 35% if the Company had to transfer this cash from its overseas accounts into its U.S. accounts. As of June 30, 2006, SFBC had approximately $143.8 million in convertible notes outstanding and $17.0 million drawn on its $45.0 million Senior Secured Credit Facility (“Credit Facility”). To facilitate the filing of the Company’s Form 10-Q for the period ended June 30, 2006 within the extended deadline of August 14, 2006, the Company has obtained waivers through August 15, 2006 for all of the Company’s defaults related to covenants and certain other terms under its existing Credit Facility. The Company is in discussions with its lenders to extend the waivers or obtain new covenants to its existing Credit Facility.

SFBC’s effective tax rate for continuing operations in the second quarter of 2006 was 66.5% compared to 4.8% in the second quarter of 2005. The tax benefit in 2006 reflects significant losses at subsidiaries in higher tax jurisdictions relative to income generated at subsidiaries in tax jurisdictions that have lower tax rates.

At June 30, 2006, the Company held for sale two properties in Florida. Assets not sold at June 30, 2006 have been measured at the lower of carrying value or estimated fair value less costs of disposal and have been classified as held for sale in the Company’s unaudited consolidated balance sheet. The carrying value of these two properties is $3.3 million. The Company expects sales proceeds from these divestitures to approximate $9.0 million - $12.0 million. The Company previously disclosed additional detail regarding this matter in a press release dated July 24, 2006.

Second Half of 2006 Guidance

SFBC is providing guidance for the second half of 2006 based upon the Company’s current business outlook. The Company anticipates its direct revenue in the second half of 2006 will be approximately $134.0 million - $143.0 million. The Company expects that net earnings from continuing operations before income taxes for the second half of 2006 will be approximately $1.6 million - $4.5 million. The allocation of corporate expenses included in net earnings from continuing operations before income taxes for the second half of 2006 is expected to be approximately $12.0 million - $12.4 million, of which approximately $3.4 million - $4.0 million is not anticipated to reoccur after 2006. In addition, the expected net earnings from continuing operations before income taxes for the second half of 2006 includes the impact of approximately $1.51 million related to non-cash amortization expense and stock option expense under SFAS 123(R) of approximately $0.25 million - $0.5 million.

The Company is also filing simultaneously with this press release a Form 8-K with additional detail regarding the Company’s estimated future cash expenditures for discontinued operations.  You are encouraged to read that Form 8-K for additional information.

Conference Call and Webcast Information

SFBC plans to host a conference call and Webcast to review its second quarter 2006 results at 8:30 a.m. Eastern Daylight Time on Friday, August 4, 2006. To access the conference call, please dial the following teleconference number 866-356-4441 (U.S.) or 617-597-5396 (International) and provide the passcode: SFBC International. To listen to the simultaneous Webcast, please visit www.sfbci.com.

For those unable to access the live conference, there will be an audio replay available from August 4, 2006 at approximately 11:00 a.m. EDT through August 18, 2006 at 11:59 p.m. EDT. To listen to the audio replay, please dial 888-286-8010 (U.S.) or 617-801-6888 (International) and use the following replay pin code: 46403677. A replay of the live Webcast will also be available at www.sfbci.com approximately two hours after the live call ends through September 3, 2006 at 11:59 p.m. EDT.

About SFBC International, Inc.

SFBC International is an international drug development services company offering a comprehensive range of clinical development, clinical and bioanalytical laboratory, and consulting services to the branded pharmaceutical, biotechnology, generic drug and medical device industries. SFBC has more than 30 offices, facilities and laboratories with more than 2,000 employees strategically located throughout the world. For more information, visit the Company’s Web site at www.sfbci.com or www.pharmanet.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, which exclude, among other items, amortization of acquisition-related intangible assets, non-recurring charges related to financing, and non-cash impairment charges. SFBC excludes these items from the non-GAAP financial measures because they are outside of its operations and are a useful indicator, which allows management to monitor SFBC’s underlying business performance. Non-GAAP results also allow investors to compare the reported GAAP results and the non-GAAP First Call consensus estimate and to compare the Company’s operations against the financial results of other companies in the industry. The non-GAAP financial measures included in this press release should not be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release, and can also be found on the Company’s website at www.sfbci.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Additionally words such as “seek,” “intend,” “believe,” “plan,” “estimate,” “expect,” “anticipate” and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, our ability to leverage the strong reputation of PharmaNet, whether adverse publicity relating to SFBC’s discontinued Miami operations causes clients to select competitors, not only for early stage branded clinical trials but also for other aspects of SFBC’s business; SFBC’s ability to resolve open issues relating to its Miami property including whether it can successfully appeal and/or enjoin the Miami-Dade County Unsafe Structures Board ruling and any related fines or expenses if we are unsuccessful; the associated costs and expenses with discontinuing the Company’s operations in Miami and Ft. Myers, including the potential costs of the demolition of the Miami facility; the Company’s ability to determine its impairment charges and costs of discontinued operations; whether SFBC will achieve its estimated value for its Miami property; whether SFBC will be able to obtain more favorable zoning for its Miami property; SFBC’s assessment of the review by the United States Senate Finance Committee; developments with respect to the SEC’s inquiry and securities class action lawsuits and derivative lawsuits; SFBC’s assessment of its prior FDA inspections; SFBC’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; SFBC’s ability to compete internationally in attracting clients in order to develop additional business; SFBC’s evaluation of its backlog and the potential cancellation of contracts; SFBC’s ability to retain and recruit new employees; SFBC’s clients’ ability to provide the drugs and medical devices used in its clinical trials; SFBC’s future stock price; SFBC’s assessment of its effective tax rate; SFBC’s financial guidance; SFBC’s ability to obtain additional waivers or amendments of its Credit Facility; and the national and international economic climate as it affects drug development operations. Further information can be found in SFBC’s risk factors contained in its Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent Quarterly Report on Form 10-Q.  SFBC does not undertake to update the disclosures made herein, and you are urged to read our filings with the Securities and Exchange Commission.

#  # #

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005 (1)	2006	2005 (1)
		(As revised)		(As revised)
Net revenue
Direct revenue	$72,837,375	$61,658,477	$147,261,369	$121,163,124
Reimbursed out-of-pockets	23,806,956	24,025,879	52,883,741	43,487,687
Total net revenue	96,644,331	85,684,356	200,145,110	164,650,811
Costs and expenses
Direct costs	44,785,489	35,830,735	90,114,151	71,990,647
Reimbursable out-of-pocket expenses	23,806,956	24,025,331	52,883,741	43,487,687
Selling, general and administrative expenses	26,744,566	21,873,347	49,603,251	40,531,539
Impairment of goodwill	7,873,000	-	7,873,000	-
Total costs and expenses	103,210,011	81,729,413	200,474,143	156,009,873
Earnings (loss) from operations	(6,565,680)	3,954,943	(329,033)	8,640,938
Other income (expense)
Interest income	551,025	156,776	896,503	554,332
Interest expense	(2,979,861)	(3,052,881)	(4,756,102)	(8,563,964)
Foreign exchange transaction gain (loss), net	(1,828,243)	694,511	(2,354,811)	894,517
Total other income (expense)	(4,257,079)	(2,201,594)	(6,214,410)	(7,115,115)
Earnings (loss) before income taxes	(10,822,759)	1,753,349	(6,543,443)	1,525,823
Income tax expense (benefit)	(7,199,439)	(84,484)	(6,413,224)	(73,521)
Earnings (loss) before minority interest in joint venture	(3,623,320)	1,837,833	(130,219)	1,599,344
Minority interest in joint venture	105,177	116,583	293,963	174,265
Net earnings (loss) from continuing operations	(3,728,497)	1,721,250	(424,182)	1,425,079
Net earnings (loss) from discontinued operations, net of income taxes	(15,986,568)	5,396,924	(23,425,263)	10,717,999
Net earnings (loss)	$(19,715,065)	$7,118,174	$(23,849,445)	$12,143,078
Shares used in computing earnings (loss) per share:
Basic	18,150,267	18,333,992	18,049,464	17,065,846
Diluted	18,150,267	18,946,222	18,049,464	17,734,926
Basic earnings (loss) per common share
Continuing operations	$(0.21)	$0.09	$(0.02)	$0.08
Discontinued operations	$(0.88)	$0.30	$(1.30)	$0.63
Net earnings (loss)	$(1.09)	$0.39	$(1.32)	$0.71
Diluted earnings (loss) per common share
Continuing operations	$(0.21)	$0.09	$(0.02)	$0.08
Discontinued operations	$(0.88)	$0.29	$(1.30)	$0.60
Net earnings (loss)	$(1.09)	$0.38	$(1.32)	$0.68

———————

(1)

Results for the three- and six-month periods ended June 30, 2005 have been revised to reflect a reclassification as a result of the Company’s operations that were discontinued in the second quarter of 2006. Net earnings remain unchanged from the original presentation.

SFBC INTERNATIONAL, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION

FOR THE PERIOD ENDED JUNE 30, 2006 AND DECEMBER 31, 2005

THE ALLOCATION OF ASSETS AND LIABILITIES BETWEEN CONTINUING AND DISCONTINUED

OPERATIONS IN THIS SELECTED BALANCE SHEET INFORMATION IS PRELIMINARY AND MAY

CHANGE UPON THE COMPANY’S FILING OF ITS FORM 10-Q FOR THE PERIOD ENDED JUNE 30, 2006.

	June 30, 2006	December 31, 2005
	(Unaudited)	(As Revised)
ASSETS
Cash, equivalents and investments in marketable securities from continuing operations	$59,590,608	$37,413,251
Cash, equivalents and investments in marketable securities from discontinued operations	665,955	1,421,451
Total cash, equivalents, and investments in marketable securities	60,256,563	38,834,702

Accounts receivable from continuing operations	95,479,822	91,446,190
Accounts receivable from discontinued operations	15,038,285	26,425,479
Accounts receivable	110,518,107	117,871,669

Current assets from continuing operations	173,009,794	148,692,703
Current assets from discontinued operations	16,335,249	29,335,006
Total current assets	189,345,043	178,027,709

Fixed assets from continuing operations	56,730,138	48,563,461
Fixed assets held available for sale from discontinued operations	4,537,489	24,701,651
Total fixed assets	61,267,627	73,265,112

Total assets from continuing operations	543,040,662	517,807,216
Total assets from discontinued operations	20,970,150	54,729,880
Total assets	564,010,812	572,537,096

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities from continuing operations	127,164,741	120,493,672
Current liabilities from discontinued operations	10,264,329	5,940,389
Total current liabilities	137,429,070	126,434,061

Total liabilities from continuing operations	287,802,173	284,315,108
Total liabilities from discontinued operations	10,264,329	5,940,389
Total liabilities	298,066,502	290,255,497

Stockholders’ equity	265,944,310	282,281,599

Total liabilities and stockholders’ equity	$564,010,812	$572,537,096